Exhibit 99.1
SONICWALL REPORTS FOURTH QUARTER AND FISCAL YEAR 2005 FINANCIAL RESULTS
Company announces record revenue, cash flow from operations and revenue units shipped; announces acquisition of MailFrontier and increase in stock repurchase program
Sunnyvale, Calif. — February 8, 2006 — SonicWALL, Inc. (Nasdaq: SNWL), today reported record revenue of $36.4 million, a record shipment of approximately 43,000 revenue units, and a record $13 million in cash flow from operations for the fourth quarter ended December 31, 2005. Revenue in the quarter increased 14% compared to revenue of $32.0 million for the fourth quarter of 2004 and 7% compared to $34.0 million for the third quarter of 2005.
Net earnings for the fourth quarter of 2005 calculated in accordance with U.S. generally accepted accounting principles (GAAP) were $800,000, or $0.01 per diluted share, compared to the GAAP net earnings of $1.5 million, or $0.02 per diluted share, for the fourth quarter of 2004 and compared to GAAP net earnings of $2.6 million, or $0.04 per diluted share, for the third quarter of 2005. GAAP net earnings for the fourth quarter of 2005 include $1.1 million of amortization of purchased technology in cost of goods sold, $786,000 of amortization of intangible assets in operating expenses, and $182,000 of stock-based compensation expense. GAAP net earnings for the fourth quarter of 2004 include $1.1 million of amortization of purchased technology in cost of goods sold, $704,000 of amortization of intangible assets in operating expenses, $156,000 in reversal of restructuring charges, and $30,000 of stock-based compensation contra-expense. GAAP net earnings for the third quarter of 2005 include $1.1 million of amortization of purchased technology in cost of goods sold, $701,000 of amortization of intangible assets in operating expenses, and $84,000 of stock-based compensation expense.
Non-GAAP net earnings for the fourth quarter of 2005 were $2.9 million, or $0.04 per diluted share compared to non-GAAP net earnings for the fourth quarter of 2004 of $3.1 million, or $0.04 per diluted share. Non-GAAP net earnings for the third quarter of 2005 were $4.5 million, or $0.07 per diluted share. Non-GAAP net earnings exclude amortization of purchased technology in cost of goods sold, amortization of intangible assets in operating expenses, restructuring charges, and stock-based compensation expense, which are described in more detail in the preceding paragraph, as well as in the unaudited financial statements attached to this press release.

Fiscal Year 2005 Results
For the fiscal year 2005, total revenues were $135.3 million, an 8% increase compared to revenues of $125.6 million in fiscal year 2004.
GAAP net earnings for the fiscal year 2005 were $6.3 million, or $0.09 per diluted share, compared to the GAAP net loss of $313,000, or $0.00 per share, in fiscal year 2004. GAAP net earnings for fiscal year 2005 include $4.6 million of amortization of purchased technology in cost of goods sold, $2.9 million of amortization of intangible assets in operating expenses, and $201,000 of stock-based compensation expense. GAAP net loss for fiscal year 2004 includes $4.5 million of amortization of purchased technology in cost of goods sold, $3.1 million of amortization of intangible assets in operating expenses, $171,000 in reversal of restructuring charges, and $75,000 of stock-based compensation expense.
Non-GAAP net earnings for fiscal year 2005 were $13.9 million, or $0.21 per diluted share, compared to non-GAAP net earnings for fiscal year 2004 of $7.2 million, or $0.10 per diluted share. Non-GAAP net earnings exclude amortization of purchased technology in cost of goods sold, amortization of intangible assets in operating expenses, restructuring charges, and stock-based compensation expense, which are described in more detail in the preceding paragraph, as well as in the unaudited financial statements attached to this press release.
“The growth that we experienced in the fourth quarter and in fiscal year 2005 is continuing evidence that SonicWALL is making the right strategic moves,” said Matt Medeiros, president and CEO. “The fourth quarter was a great way to end our fiscal year with record revenue, a record number of units shipped, record cash flow from operations, and the acquisitions of continuous data protection and back-up company Lasso Logic, Inc. and the assets of enKoo, a developer of remote access technology. Based on the strength of our quarterly and annual results, our entrance into new markets, traction with recently introduced products, and our strong cash balance, we are well positioned for continued growth in 2006.
“I am also pleased to announce that our Board of Directors has approved an increase of $25 million in our share repurchase program over the previously authorized $75 million and has extended the expiration of the current program by an additional 12 months. This increased authorization confirms our confidence not only in our long-term growth, but in our ability to continue to generate cash flow from operations.”

Acquisition of MailFrontier
SonicWALL today announced that it has acquired email security company MailFrontier for approximately $31 million in an all cash transaction. The transaction is expected to close within 30 days.
MailFrontier is a privately held company providing award-winning message security solutions to mid-tier businesses. Its powerful, easily managed products protect organizations against inbound and outbound email threats, and provide policy enforcement and control to simplify achieving regulatory compliance and corporate governance. Founded in 2002, MailFrontier has over 1700 customers worldwide using its appliance and software-based email security services offering.
Guidance for Q1 2006
SonicWALL expects revenue to be in the range of $36.5 million to $37.5 million. This takes into consideration the relative seasonal weakness of the March quarter, offset somewhat by the expected revenue contribution from products derived from the Lasso Logic, enKoo and MailFrontier acquisitions, which, in total should range between $1 million and $1.5 million.
SonicWALL expects non-GAPP gross margin to be in the range of 71% to 72% in the first quarter of 2006.
For the Fiscal Year 2006, SonicWALL expects the acquisitions of Lasso Logic, enKoo and MailFrontier to contribute approximately $10 million to $15 million to total revenue.
SonicWALL expects the combined acquisitions of Lasso Logic, enKoo and MailFrontier to be dilutive by approximately $(0.03) per share on a GAAP and non-GAAP basis in the first quarter of 2006.
SonicWALL expects total earnings per share to be in the range of a ($0.01) loss per share to a positive $0.01 per diluted share on a non-GAAP basis. On a GAAP basis, inclusive of a total of approximately $6 million in combined amortization of purchased intangibles in cost of goods sold, amortization of intangible assets in operating expenses, and stock-based compensation expense, the Company expects loss per share to be in the range of $(0.08) to ($0.10). Stock-based compensation expense associated with the expensing of stock options in accordance with FAS 123R is estimated to be approximately $3.2 million or $(0.05) per share for the first quarter of 2006.
For the first quarter and throughout the remainder of fiscal year 2006, SonicWALL expects its effective tax rate to be approximately 40% of non-GAAP pretax earnings.
This is the only statement SonicWALL will be giving during the quarter with respect to guidance, unless a decision is made to provide an update.

Conference Call
A conference call to discuss fourth quarter and fiscal year 2005 results and the acquisition of MailFrontier will take place today 5:30 a.m. PST (8:30 a.m. EST). SonicWALL President and CEO Matt Medeiros and SonicWALL CFO Rob Selvi will host the call. A web cast of the live call can be accessed at http://www.sonicwall.com/company/webcast.html. A replay of the call will be available beginning at approximately 8:30 a.m. PST (11:30 a.m. EST) today at the Company’s website or by telephone through Feb. 15, 2006 at (800) 642-1687 (domestic) or (706) 645-9291 (international). The conference call ID number is # 4494342.
Use of Non-GAAP Financial Measures
To supplement our consolidated financial statements presented in accordance with GAAP, SonicWALL uses non-GAAP measures of results of operations. These non-GAAP results are provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future. We believe the non-GAAP results provide useful information to both management and investors by excluding certain expenses. The non-GAAP measures are included to provide investors and management with an alternative method for assessing SonicWALL’s operating results. In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.
Cautionary Note Regarding Forward-looking Statements
Certain statements in this press release are “forward-looking statements.” The forward-looking statements include without limitation statements regarding our expected revenue for the first quarter of 2006 and the GAAP and non-GAAP earnings per share for the first quarter of 2006; expectations regarding stock-based compensation expense associated with expensing stock options in accordance with FAS 123R; our revenue expectations for Fiscal Year 2006 from Lasso Logic, enKoo and MailFrontier offerings; our effective tax rate for the remainder of Fiscal Year 2006; and our ability to continue to growth based upon entrance into new markets, our strong cash position and the strength of market acceptance of recently introduced products. These forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect SonicWALL’s actual results include, but are not limited to, increased competition in each of the geographic areas in which we do business; exchange rate fluctuations; global macroeconomic and geopolitical conditions; increased competition across all of the market segments in which SonicWALL participates; new product and service introductions by our competitors; significant turnover of our key employees; and unpredictability in the rate of growth of spending of our customers for products and services that SonicWALL provides. In addition, for a more detailed description of the risks and uncertainties that could cause our actual results to differ materially from those anticipated in the forward-looking statements, please see the “Risk Factors” described in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K/A for the year ended December 31, 200. All forward-looking statements included in this release are based upon information available to SonicWALL as of the date of the release, and we assume no obligation to update any such forward-looking statement.

About SonicWALL, Inc.
Founded in 1991, SonicWALL, Inc. designs, develops and manufactures comprehensive network security, secure remote access, and continuous data protection solutions. Offering both appliance-based products as well as value-added subscription services, SonicWALL’s comprehensive solutions enable organizations to secure deep protection without compromising network performance. SonicWALL is a recognized global leader in the small and medium business markets and its solutions are deployed in distributed enterprise environments, government, retail point-of-sale and healthcare segments as well as through service providers. SonicWALL, Inc. is headquartered in Sunnyvale, CA and trades on the NASDAQ exchange under the symbol SNWL. For more information, contact SonicWALL at +1 (408) 745-9600 or visit the company web site at http://www.sonicwall.com/.
NOTE: SonicWALL is a registered trademark of SonicWALL, Inc. Other product and company names mentioned herein may be trademarks and/or registered trademarks of their respective companies.
For additional information, contact:

Denise Franklin	Mary McEvoy
SonicWALL, Inc. Investor Relations	SonicWALL, Inc. Media Relations
+ 1 (408) 752-7907	+1 (408) 962-7110
dfranklin@sonicwall.com	mmcevoy@sonicwall.com

SonicWALL, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2005	2004	2005	2004
		As restated		As restated
Revenue:
Product	$19,649	$19,846	$75,525	$84,079
License and Service	16,766	12,169	59,799	41,570

Total Revenue	36,415	32,015	135,324	125,649
Cost of Revenue:
Product	7,379	7,135	27,699	30,118
License and Service	2,165	2,101	8,031	7,002
Amortization of Purchased Technology	1,142	1,136	4,552	4,543

Total Cost of Revenue	10,686	10,372	40,282	41,663

Gross Profit	25,729	21,643	95,042	83,986

Operating Expenses:
Research and Development	6,100	5,614	22,603	23,337
Sales and Marketing	14,911	11,597	53,367	47,353
General and Administrative	4,574	3,846	15,535	14,365
Amortization of Purchased Intangibles	786	704	2,893	3,089
Restructuring Charges	—	(156)	—	(171)
Stock-Based Compensation	182	(30)	201	75

Total Operating Expenses	26,553	21,575	94,599	88,048
Income (loss) from Operations	(824)	68	443	(4,062)
Other Income, net	2,199	1,325	6,867	4,050

Income (loss) before Taxes	1,375	1,393	7,310	(12)
Benefit from (Provision for) Income Taxes	(580)	72	(1,034)	(301)

Net Income (loss)	795	1,465	6,276	(313)

Net Income (loss) Per Share:
Basic	$0.01	$0.02	$0.10	($0.00)
Diluted	$0.01	$0.02	$0.09	($0.00)

Shares Used in Per Share Calculations:
Basic	64,733	70,837	64,684	70,850
Diluted	67,503	73,126	66,797	70,850

SonicWALL, Inc.
NON-GAAP CONSOLIDATED STATEMENT OF OPERATIONS
Excluding Amortization of Purchased Technology,
Amortization of Purchased Intangibles,
Restructuring Charges and Stock-Based Compensation
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2005	2004	2005	2004
		As restated		As restated
Revenue:
Product	$19,649	$19,846	$75,525	$84,079
License and Service	16,766	12,169	59,799	41,570

Total Revenue	36,415	32,015	135,324	125,649
Cost of Revenue:
Product	7,379	7,135	27,699	30,118
License and Service	2,165	2,101	8,031	7,002

Total Cost of Revenue	9,544	9,236	35,730	37,120

Gross Margin	26,871	22,779	99,594	88,529

Operating Expenses:
Research and Development	6,100	5,614	22,603	23,337
Sales and Marketing	14,911	11,597	53,367	47,353
General and Administrative	4,574	3,846	15,535	14,365

Total Operating Expenses	25,585	21,057	91,505	85,055

Non-GAAP Income from Operations	1,286	1,722	8,089	3,474
Other Income, net	2,199	1,325	6,867	4,050

Non-GAAP Income before Taxes	3,485	3,047	14,956	7,524
Benefit from (Provision for) Income Taxes	(580)	72	(1,034)	(301)

Non-GAAP Net Income	$2,905	$3,119	$13,922	$7,223

Non-GAAP Net Income Per share:
Basic	$0.04	$0.04	$0.22	$0.10
Diluted	$0.04	$0.04	$0.21	$0.10

Shares Used in Per Share Calculations:
Basic	64,733	70,837	64,684	70,850
Diluted	67,503	71,126	66,797	74,202
Reconciliation of the above Non-GAAP amounts to GAAP net loss:
Non-GAAP Net Income	$2,905	$3,119	$13,922	$7,223
Amortization of Purchased Technology	1,142	1,136	4,552	4,543
Amortization of Purchased Intangibles	786	704	2,893	3,089
Restructuring Charges	—	(156)	—	(171)
Stock-Based Compensation	182	(30)	201	75

Net effect of Pro Forma Adjustments	2,110	1,654	7,646	7,536

Net Income (loss)	$795	$1,465	$6,276	($313)

SonicWALL, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,	December 31,
	2005	2004
	(Unaudited)	As restated
ASSETS
Current Assets:
Cash and cash equivalents	$42,593	$23,446
Short term investments	197,849	229,226
Accounts receivable, net	13,113	14,204
Inventories	3,707	2,191
Prepaid expenses and other	7,331	2,069

Total Current Assets	264,593	271,136

Property and equipment, net	2,595	3,395
Goodwill	109,005	97,953
Purchased intangibles, net	11,093	13,667
Other assets	397	694

	$387,683	$386,845

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	$7,445	$5,737
Accrued compensation and related benefits	9,054	7,342
Other accrued liabilities	6,277	5,117
Income taxes payable	95	500
Deferred revenue	44,642	30,173

Total Current Liabilities	67,513	48,869

Shareholder’s Equity	320,170	337,976

	$387,683	$386,845

SonicWALL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Year Ended
	December 31,	December 31,
	2005	2004
		As restated
Net cash provided by operating activities	$32,502	$17,539

Cash flows from Investing activities:
Purchase of Property and equipment	(1,440)	(2,105)

Maturity and sale of short-term investments, net	30,779	(17,024)

Cash paid for acquisitions, net of cash received	(18,800)

Net cash Provided by (used in) investing activities	10,539	(19,129)

Cash flows from financing activities:
Issuance of common stock under employee stock options and purchase plans	6,324	13,925

Repurchase of common stock	(30,218)	(19,356)

Net cash used in financing activities	(23,894)	(5,431)

Net increase (decrease) in cash and cash equivalents	19,147	(7,021)

Cash and cash equivalents at beginning of period	23,446	30,467

Cash and cash equivalents at end of period	$42,593	$23,446